                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No. __)

      Filed by the registrant [x]
      Filed by a party other than the registrant [ ]
      Check the appropriate box:
      [ ]   Preliminary proxy statement
      [ ]   Confidential, for use of the Commission only (as permitted by Rule
            14a-6(e)(2))
      [X]   Definitive proxy statement
      [ ]   Definitive additional materials
      [ ]   Soliciting material under Rule 14a-12

                             Berkshire Bancorp Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

----------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
      |X|   No fee required.
      [ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
            0-11.
            (1)   Title of each class of securities to which transaction
                  applies:
----------------

            (2)   Aggregate number of securities to which transaction applies:
----------------

            (3)   Per unit price or other underlying value of transaction
      computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)
---------------------------------------------------------
            (4)   Proposed maximum aggregate value of transaction:
---------------------------------------------------------
            (5)   Total Fee Paid:
---------------------------------------------------------
      [ ]   Fee paid previously with preliminary materials.
---------------------------------------------------------
      [ ]   Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
      (1)   Amount previously paid:
---------------------------------------------------------
      (2)   Form, Schedule or Registration Statement No.:
---------------------------------------------------------
      (3)   Filing party:
---------------------------------------------------------
      (4)   Date filed:
---------------------------------------------------------

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                               Tel: (212) 791-5362

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 17, 2006

To the Stockholders of
BERKSHIRE BANCORP INC.

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Berkshire Bancorp Inc., a Delaware corporation (the "Company"), will be held on Wednesday, May 17, 2006, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, 405 Lexington Avenue, New York, New York 10174, for the following purposes:

      1. To elect five directors to hold office until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified; and

      2. To transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournment(s) thereof.

      The Board of Directors has fixed the close of business on April 7, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting of Stockholders and any adjournment(s) thereof.

      Enclosed with this Notice are a Proxy Statement, a proxy card and return envelope, and the Company's Annual Report to Stockholders for the fiscal year ended December 31, 2005 (which includes the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission).

      All stockholders are cordially invited to attend the meeting in person.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PREPAID ENVELOPE WHICH HAS BEEN PROVIDED.

                                        By Order of the Board of Directors of
                                        BERKSHIRE BANCORP INC.

                                        Emanuel J. Adler
                                        Secretary

Dated: April 10, 2006

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038
                          Telephone No.: (212) 791-5362

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2006

                                                                  April 10, 2006

Information Regarding Proxies

      This Proxy Statement is being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Berkshire Bancorp Inc. (the "Company") for use at the Company's 2005 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 17, 2006, at 10:00 A.M. (eastern time), at the offices of Blank Rome LLP, The Chrysler Building, 24th Floor, 405 Lexington Avenue, New York, New York 10174 and at any adjournment(s) or postponement(s) thereof for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of the Company on or about April 11, 2006.

      The principal executive offices of the Company are located at 160 Broadway, New York, New York 10038.

      The cost of solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies principally by the use of the mail, directors, officers and other employees of the Company, acting on its behalf and without special compensation, may solicit proxies by telephone, facsimile, email or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares held of record by such persons. It is estimated that said solicitation costs will be nominal.

Outstanding Stock and Voting Rights

      The Board of Directors has fixed the close of business on April 7, 2006 as the record date (the "Record Date") for the determination of stockholders of the Company who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record on the Record Date shall be entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the

Record Date, an aggregate of 6,893,556 shares of the Company's common stock were outstanding, each of which is entitled to one vote on each matter to be voted upon at the Annual Meeting. The Company's stockholders do not have cumulative voting rights. The Company has no other class of securities entitled to vote at the Annual Meeting.

Voting Procedures; Revocations

      When a proxy card in the form enclosed with this Proxy Statement is returned properly executed, the shares represented thereby will be voted at the Annual Meeting in accordance with the directions indicated thereon. If a proxy card is properly executed but no directions are indicated thereon, the shares will be voted FOR the election of each of the nominees for director named herein as shown on the form of proxy card.

      The Board of Directors does not know of any other business to come before the Annual Meeting. However, if any other matters should properly come before the Annual Meeting or any adjournment or postponement thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named in the proxies will vote the proxies (which confer authority upon them to vote on any such matters) in accordance with their judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, by executing a subsequently dated proxy card or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not alone revoke such proxy. Votes will be counted and certified by one or more Inspectors of Election who are expected to be employees of American Stock Transfer & Trust Company, the Company's transfer agent. If your shares are held in the name of a bank or broker, you must obtain a legal proxy from the bank or broker to attend the Annual Meeting and vote in person.

      Proxies in the accompanying form are being solicited by, and on behalf of, the Company's Board of Directors. The persons named in the proxy have been designated as proxies by the Company's Board of Directors. Pursuant to Delaware corporate law, the presence of the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum.

      Directions to withhold authority, abstensions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum at the Annual Meeting. The Company does not expect to receive any broker non-votes because the uncontested election of directors is the only matter to be presented for action at the Annual Meeting. Broker non-votes occur when a broker or other nominee that holds shares for a beneficial owner does not vote on a proposal because the broker or other nominee does not have discretionary authority to vote on the proposal and has not received voting instructions from the beneficial owner.

      If a quorum is present at the Annual Meeting, the nominees for director shall be elected by a plurality of the votes present (in person or by proxy) at the Annual Meeting and entitled to vote thereon, meaning that the five nominees receiving the highest vote totals will be elected as Directors of the Company; and all other matters will be approved by a majority of votes cast and entitled to vote at the meeting.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

      The entire Board of Directors is to be elected at the Annual Meeting. The Company's by-laws presently limits the size of the Board of Directors to not less than three (3) nor more than eleven (11) persons. The Board currently has been set at five (5) persons. Accordingly, at the Annual Meeting, five (5) nominees will be elected to hold office as directors. The five persons listed below have been nominated to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified. All of the nominees are currently directors of the Company. In the unexpected event that any of such nominees should become unable or decline to serve, proxies may be voted for the election of substitute nominees as are designated by the Company's Board of Directors.

      The names of the nominees for election as directors are listed below, together with certain personal information, including the present principal occupation and recent business experience of each nominee (based solely upon information furnished by such persons). Each of the persons named below has indicated to the Board of Directors of the Company that he will be able to serve as a director if elected and each has consented to be named in this Proxy Statement.

      Proxies in the accompanying form will be voted at the Annual Meeting in favor of the election of each of the nominees listed below, unless authority to do so is specifically withheld as to an individual nominee or nominees or all nominees as a group. Proxies cannot be voted for a greater number of persons than the number of nominees named. Directors will be elected by a plurality of the votes present at the Annual Meeting in person or by proxy and entitled to vote thereon (assuming a quorum exists).

The Nominees

                                                                       Year
                                                                     Commenced
                                                                    Serving as
                                                                    a Director
      Name, Principal Occupation                                      of the
      and Other Directorships                                 Age     Company
      --------------------------                              ---   ----------

William L. Cohen                                              64        1993
   Mr. Cohen has served as the Chief Executive Officer of Andover Properties, LLC, a real estate development company specializing in self storage facilities since November 2003, and has been a private investor for over seven years. Mr. Cohen was President, Chief Executive

   Officer and Chairman of the Board of The Andover
   Apparel Group Inc., an apparel manufacturing company, from 1980 to 2000.

Thomas V. Guarino                                             52        2001
   Mr. Guarino has served as a director of Goshen Savings
   Bank from 1996, and chairman of the Board of Directors of GSB Financial Corporation from April 1998, until the respective mergers of those companies into The
   Berkshire Bank and the Company in March 2001. Mr.
   Guarino is the President and Senior Portfolio Manager of the Hudson Valley Investment Advisors, Inc., an investment management and advisory company, a position he has held since 1995. Prior to that, he had been, since 1988, a Vice President of Fleet Investment
   Advisors, Inc. and was Vice President in charge of investments of Norstar Bank of the Hudson Valley from 1981 to 1988.

Moses Marx                                                    70        1995
   Mr. Marx has been the General Partner of United
   Equities Company LLC since 1954 and General Partner of
   United Equities Commodities Company since 1972. He is also President of Momar Corp. All of these are investment companies. Mr. Marx is a director of The
   Cooper Companies, Inc. (a developer and manufacturer of healthcare products).

                                                                       Year
                                                                    Commenced
                                                                    Serving as
                                                                    a Director
      Name, Principal Occupation                                      of the
      and Other Directorships                                 Age     Company
      --------------------------                              ---   ----------

Steven Rosenberg                                              57        1995
   Mr. Rosenberg has served as President and Chief
   Executive Officer of the Company since March 1999 and served as Vice President-Finance and Chief Financial
   Officer of the Company from April 1990 to March 1999.
   Mr. Rosenberg
   continues to serve as the Chief Financial
   Officer of the Company. From September 1987 through
   April 1990, he served as President and Director of Scomel Industries, Inc., a company engaged in international marketing and consulting. Mr. Rosenberg is a director of The Cooper Companies, Inc.

Randolph B. Stockwell                                         59        1988
   Mr. Stockwell has been a private investor for over ten years. Since 1999, Mr. Stockwell has served as President of Yachting Systems of America, LLC, a small start-up company. He served in various capacities with the Community Bank, a commercial bank, from September
   1972 to January 1987.

      There are no family relationships (whether by blood, marriage or adoption) among any of the Company's current directors or executive officers.

Board Committees, Meetings and Compensation

      The Board of Directors of the Company has established two Committees, the Audit Committee and the Stock Incentive Committee. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board in accordance with the independence requirements under corporate governance rules for companies whose securities are quoted on NASDAQ. Where appropriate, each Committee maintains a written charter detailing its authority and responsibilities. Charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant. Charters are available without cost to any stockholder requesting a copy in writing to the attention of Mr. Steven Rosenberg at the Company's executive offices. The Audit Committee charter was attached as Exhibit A to the Company's definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the "SEC") on April 27, 2004.

      (i) The Audit Committee is responsible for (a) the quality and integrity of the Company's financial statements, (b) the Company's compliance with legal and regulatory requirements regarding accounting matters, (c) the selection, qualification and monitoring of independence of the independent accounting firm serving as auditors of the Company and (d) the performance of the Company's internal audit function and the work of the independent auditors. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Committee operates under a written charter adopted by the Board of Directors. The members of the Committee are Messrs. Stockwell (Chair), Cohen and Guarino. The Board has determined that Messrs. Stockwell and Guarino are both deemed to be financial experts.

      (ii) The Stock Incentive Committee is responsible for the administration of the Company's 1999 Stock Incentive Plan. The members of the Committee are Messrs. Cohen (Chair), Guarino and Stockwell.

      The Company does not have a nominating committee. In accordance with NASD Marketplace rules, nominations of persons to serve on the Company's Board of Directors for the coming year were made by the Board based upon the recommendation of at least a majority of the independent members of the Board.

      Considering the regulatory requirements and taking into account its limited size, the Board believes that it is appropriate for the Board, acting as a whole, to identify, and screen, all nominees for Directors of the Company for selection and to fulfill all of the functions of a formal nominating committee. The Board has adopted the following formal procedures for the consideration by the Board members responsible for identifying, screening and recommending Director nominees, to receive and consider any such nominees that may be made by stockholders of the Company.

      Stockholders must submit their recommendations in writing to the Company at its executive offices within the time period and in accordance with the procedure specified below. The Board will consider nominees recommended by the Company's stockholders provided that the recommendation contains sufficient information for them to assess the suitability of the candidate, including the candidate's qualifications. Candidates recommended by stockholders that comply with these procedures will receive the same consideration that candidates recommended by members of the Board receive. Each recommendation for nomination is required to set forth:

      * the name and address of the stockholder making the nomination and the person or persons nominated;

      * a representation that the stockholder is a holder of record of capital stock of the Company entitled to vote at such a meeting and intends to appear in person or by proxy at the meeting to vote for the person or persons nominated and the number of shares owned of record or beneficially owned by the stockholder;

      * a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination was made by the stockholder;

      * such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated by the Board; and

      * the written consent of each nominee to serve as a director of the Company if so elected.

      Each recommendation must also include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be barred from being considered independent under NASD Marketplace Rule 4200 or, alternatively, a statement that the recommended candidate would not be so barred. Moreover, no candidate will be considered if the candidate (i) is involved as a plaintiff in on-going litigation with the Company or any of its subsidiaries or is employed by an entity which is involved as a plaintiff in on-going litigation with the Company or any of its subsidiaries or (ii) is the subject of any on-going criminal investigation or any investigation of any regulatory authority, including any investigations for fraud or financial misconduct or (iii) is affiliated with a competitor of the Company or any of its subsidiaries. A nomination which does not comply with the above requirements or is not submitted within the time period specified below will not be considered.

      A stockholder wishing to nominate a candidate for election to the Board at a meeting of stockholders at which directors are to be elected is required to give the written notice containing the required information specified above and addressed to the President of the Company so that it is received by the Company's Chief Executive Officer/President no later than (i) the latest date upon which stockholder proposals must be submitted to the Company for inclusion in its proxy statement relating to such meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or other applicable rules or regulations under the federal securities laws or, if no such rules apply, at least 90 days prior to the date one year from the date of the immediately preceding annual meeting of stockholders, and (ii) with respect to an election to be held at a special meeting of stockholders, 30 days prior to the printing of the Company's proxy materials with respect to such meeting or if no proxy materials are being distributed to stockholders, at least the close of business on the fifth day following the date on which notice of such meeting is first given to stockholders.

      The qualities and skills sought in prospective members of the Board generally require that director candidates be qualified individuals who, if added to the Board, would provide the mix of director characteristics, experience, perspectives and skills appropriate for the Company. Criteria for selection of candidates include, but are not limited to: (i) business and financial acumen, as determined by the Board in its discretion, (ii) qualities reflecting a proven record of accomplishment and ability to work with others,
(iii) knowledge of the Company's industry, (iv) relevant experience and knowledge of corporate governance practices, and (v) expertise in an area relevant to the Company. Such persons should not have commitments that would conflict with the time commitments of a Director of the Company. Such persons shall have other characteristics considered appropriate for membership on the Board of Directors, as determined by the Board.

      The Company does not have a compensation committee. Executive compensation, except compensation governed by the terms of an employment or such other agreement, is determined by the disinterested members of the Board and for fiscal 2005 such determination was determined by the independent members of the Board and approved by the disinterested members of the Board.

      During the fiscal year ended December 31, 2005, the Board met three times and acted two times by unanimous written consent. The Audit Committee met seven times during fiscal year 2005. The Stock Incentive Committee did not meet during fiscal year 2005. Each director attended all of the total number of meetings of the Board and not less than 75% of the committees of the Board on which he served. The Company does not have a policy requiring the directors to attend Annual Meetings of Stockholders. However, each director attended the Company's 2005 Annual Meeting of Stockholders.

      For a description of compensation paid to Directors, see "Management Compensation - Compensation of Directors."

Corporate Governance

      The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment the Company regularly monitors developments in the area of corporate governance, and reviews its processes and procedures in light of such developments. The Company reviews changes in federal law and the rules and regulations promulgated by the SEC and NASD regulations applicable to companies whose securities are quoted on NASDAQ. The Company complies with new laws and rules and implements other corporate governance practices as it believes are in the best interest of the Company and its stockholders. The Company believes that it has in place policies which are designed to enhance its stockholders' interests. Although the Company qualifies as a Controlled Company under applicable NASD rules by virtue of more than 50% of the voting power of the Company being controlled by one individual as set forth below in "Securities Held By Management," and therefore is exempt from the requirement of NASD Rule 4350(c) that a majority of the Board of Directors must be comprised of independent directors as well as the requirements of Rule 4350(c) regarding determination of compensation of officers and nomination of directors, the Company has complied with these rules through the date hereof. In the future, inasmuch as the Company is a controlled company, compensation will be determined by the disinterested members of the Board, and nominations to the Board will be made by the Board, in each case including both directors who qualify and directors who do not qualify as independent directors.

      Corporate Code of Ethics. In 2004, the Company adopted a Corporate Code of Ethics Policy (the "Ethics Policy"), which is available without cost to any stockholder of the Company requesting a copy, which request shall be in writing addressed to the Company's Chief Executive Officer at the Company's principal executive office. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy.

      The Company has also established a confidential hotline through which employees may report concerns about the Company's business practices. In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by Company employees of concerns regarding accounting or auditing matters.

The Board of Directors

      The Company's Board is elected annually, and each director stands for election every year. The Company does not have a classified or staggered board. Presently the Board is comprised of five Directors, of which one is an employee, one is a significant stockholder of the Company and three have been affirmatively determined by the Board to be independent, meeting the objective requirements set forth by the NASD and the SEC, and having no other relationship to the Company other than their service on the Board of Directors.

      Stockholders wishing to communicate with the Board of Directors or with a specific Board member may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to:
Steven Rosenberg, Chief Executive Officer, Berkshire Bancorp Inc., 160 Broadway, New York, New York 10038.

Executive Officers of the Company

      Set forth below is information regarding persons deemed executive officers of the Company who are not also directors.

    Name       Age                             Office
    ----       ---                             ------

Moses Krausz   65    President and Chief Executive Officer of The Berkshire Bank

David Lukens   56    Executive Vice President and Chief Financial Officer of
                     The Berkshire Bank

      Mr. Krausz has been President of The Berkshire Bank (the "Bank") since March 1992 and its Chief Executive Officer since November 1993. Prior to joining the Bank, Mr. Krausz was Managing Director of SFS Management Co., L.P., a mortgage banker, from 1987 to 1992 and was President of UMB Bank and Trust Company, a New York State chartered bank, from 1978 to 1987.

      Mr. Lukens has been Senior Vice President and Chief Financial Officer of the Bank since December 1999 and Executive Vice President since December 2003. Prior to joining the Bank, Mr. Lukens was Senior Vice President and Chief Financial Officer of First Washington State Bank, a New Jersey commercial bank, from 1994 to 1999 and was Vice President and Controller at the Philadelphia, PA branch of Bank Leumi Le-Israel B.M., an international commercial bank, from 1978 to 1994.

Section 16(a) Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers (as defined therein), directors and persons owning more than ten (10%) percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC. SEC regulations also require that a copy of all such Section 16(a) forms filed be furnished to the Company by the filer.

      Based solely on a review of the copies of such forms and amendments thereto received by the Company, or on written representations from the Company's executive officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2005 all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of more than ten (10%) percent of its Common Stock were met.

Securities Held by Management

      The following table sets forth information regarding beneficial ownership of the Company's common stock as of the Record Date by (i) each of the Company's current directors, (ii) the individuals named in the Summary Compensation Table set forth below and (iii) all of the current directors and executive officers of the Company as a group. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if he has or shares the power to vote or direct the voting of such security or the power to dispose or direct the disposition of such security. A person is also deemed to be a beneficial owner of any security of which that person has the right to acquire beneficial ownership within sixty
(60) days of the Record Date.

                                                             Common Stock
                                                       Beneficially Owned as of
                                                           the Record Date
                                                     ---------------------------
Name and Address of                                    Number of     Percent of
Beneficial Owner (1)                                    Shares      Common Stock
--------------------                                 ------------   ------------
William L. Cohen                                         7,500 (2)         *

Thomas V. Guarino                                       99,370 (3)       1.4%

Moses Krausz                                           148,691 (4)       2.1%

David Lukens                                            20,600 (5)         *

Moses Marx                                           3,570,496 (6)      51.8%

Steven Rosenberg                                        62,580 (7)         *

Randolph B. Stockwell                                   24,000 (8)         *

All executive officers and
directors as a group (seven
persons)                                             3,933,237 (9)      55.8%

*  Less than 1%.

      The business address, for purposes hereof, of all of the Company's directors and executive officers, is c/o the Company's principal executive offices at 160 Broadway, New York, New York 10038.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.
(2) Includes 3,000 shares issuable upon the exercise of options which have been granted to Mr. Cohen under the Company's 1999 Stock Incentive Plan.
(3) Includes 43,650 shares issuable upon the exercise of options which have been granted to Mr. Guarino under the Company's 1999 Stock Incentive Plan. Includes 7,920 shares held in trust for minor children and 900 shares held by Mr. Guarino's wife.
(4) Includes 60,000 shares issuable upon the exercise of options which have been granted to Mr. Krausz under the Company's 1999 Stock Incentive Plan and 2,100 shares owned by Mr. Krausz's wife.
(5) Includes 20,000 shares issuable upon the exercise of options which have been granted to Mr. Lukens under the Company's 1999 Stock Incentive Plan.
(6) Includes 3,000 shares issuable upon the exercise of options which have been granted to Mr. Marx under the Company's 1999 Stock Incentive Plan and 285,000 shares owned by Momar Corporation and 641,163 shares owned by Terumah Foundation. Does not include 37,302.32 shares representing 23% of the shares owned by Eva and Esther, L.P. of which Mr. Marx has an 23% limited partnership interest. Mr. Marx's daughters and their husbands are the general partners of Eva and Esther, L.P.
(7) Includes 30,000 shares issuable upon the exercise of options which have been granted to Mr. Rosenberg under the Company's 1999 Stock Incentive Plan.
(8) Includes 3,000 shares issuable upon the exercise of options which have been granted to Mr. Stockwell under the Company's 1999 Stock Incentive Plan.
(9) Includes 162,650 shares issuable upon the exercise of outstanding options granted pursuant to the Company's 1999 Stock Incentive Plan.

Certain Relationships and Related Transactions

      In January 2000, the Bank entered into a lease agreement with Bowling Green Associates, LP, the principal owner of which is Mr. Moses Marx, a director of the Company, for commercial space to open a bank branch. The Company obtained an appraisal of the market rental value of the space from an independent appraisal firm and management believes that the terms of the lease, including the annual rent of $353,000 paid in fiscal 2005, is comparable to the terms and annual rent that would be paid to non-affiliated parties in a similar commercial transaction for similar commercial space. The Company currently pays annual rent of $353,000 pursuant to this lease.

                             MANAGEMENT COMPENSATION

Executive Compensation

      The following table shows the compensation paid in or with respect to each of the last three fiscal years to the individual who served as the Company's Chief Executive Officer for the fiscal year ended December 31, 2005, and to each of the other executive officers of the Company who were paid more than $100,000 during the fiscal year ended December 31, 2005.

                           Summary Compensation Table

                                            Annual Compensation
                                          -----------------------
                                                                      All Other
Name and Principal Position        Year     Salary        Bonus     Compensation
---------------------------        ----   ----------   ----------   ------------
Steven Rosenberg                   2005   $  191,000   $   25,000   $        --
   President, Chief Executive      2004   $  182,000   $   10,000   $        --
   Officer and Chief Financial     2003   $  175,500   $       --   $        --
   Officer

Moses Krausz                       2005   $  402,029   $  250,000   $     9,197 (1)
   President and Chief Executive   2004   $  382,865   $  200,000   $    11,405 (1)
   Officer of The Berkshire Bank   2003   $  358,864   $  175,000   $    10,405 (1)

David Lukens                       2005   $  165,000   $   25,000   $     7,480 (2)
   Senior Vice President and       2004   $  155,000   $   25,000   $     7,350 (2)
   Chief Financial Officer of      2003   $  138,000   $   25,000   $     5,968 (2)
   The Berkshire Bank

(1) Consists of contributions by the Company to a 401(k) account of $6,300, $8,000 and $7,000, respectively, in 2005, 2004 and 2003 and income associated with life insurance coverage in excess of $50,000.

(2) Consists of contributions by the Company to a 401(k) account of $5,700, $5,205 and $4,905, respectively, in 2005, 2004 and 2003 and income associated with life insurance coverage in excess of $50,000. Does not include the annual retirement credits of 5% of gross wages under the Company's Retirement Income Plan.

              Option Grants in Fiscal Year Ended December 31, 2005

      The Company did not make any grants of options in the fiscal year ended December 31, 2005 to any of the individuals named in the Summary Compensation Table.

          Aggregated Option Exercises and Fiscal Year-End Option Values

      The following table sets forth information concerning options exercised during the fiscal year ended December 31, 2005, and the number of options owned and the value of any in-the-money unexercised options as of December 31, 2005 by any of the individuals named in the Summary Compensation Table.

                                                           Number of
                                                          Unexercised
                                 Shares                   Options at
                                Acquired                Fiscal Year-End      Value of Unexercised
                                   on         Value           (#)         In-the-Money Options at
                                Exercise    Realized      Exercisable        Fiscal Year-End ($)
Name                               (#)         ($)      /Unexercisable    Exercisable/Unexercisable
----                           ----------   ---------   ---------------   -------------------------
Steven Rosenberg                      -0-         -0-        30,000 / 0                 211,500 / 0

Moses Krausz                       90,000     478,625        60,000 / 0                 423,000 / 0

David Lukens                       10,000      74,370        20,000 / 0                 138,100 / 0

Year-end values for unexercised in-the-money options represent the positive spread between the exercise price of such options and the fiscal year end market value of the common stock. An Option is "in-the-money" if the fiscal year end fair market value of the common stock exceeds the option exercise price.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

      The Company does not have a Compensation Committee of its Board of Directors, although it does have a Stock Incentive Committee. Decisions as to compensation for the fiscal year ended December 31, 2005 were made as set forth in the Report on Executive Compensation below. During the Company's fiscal year ended December 31, 2005, none of the executive officers of the Company served on the board of directors of any other entity, any of whose executive officers has served on the Board of Directors of the Company.

Compensation of Directors

      Each director who is not also an employee of the Company (a "Non-Employee Director") receives a stipend of $18,000 per annum, increased to $25,000 per annum as of January 1, 2006, and $1,500 for each meeting held in person. Each Non-Employee Director also receives a fee of $1,000 for telephonic meetings of the Board of Directors or Committee on which he serves. In addition, see -- "Stock Plans" below.

Benefit Plans

      Except as set forth below under "Stock Plans" and "Retirement Income Plan", the Company does not maintain any pension, profit-sharing or other incentive compensation plans for the benefit of any of its current employees.

Stock Plans

      In 1999, the Board of Directors of the Company adopted a Stock Incentive Plan (the "1999 Stock Incentive Plan"). The 1999 Stock Incentive Plan was approved by the Company's stockholders at a meeting held on March 23, 1999. A brief description of the 1999 Stock Incentive Plan is as follows:

      The 1999 Stock Incentive Plan permits the granting of awards in the forms of nonqualified stock options, incentive stock options, restricted stock, deferred stock, and other stock-based incentives. Up to 600,000 shares of Common Stock of the Company may be issued pursuant to the 1999 Stock Incentive Plan (subject to appropriate adjustment in the event of stock splits, combinations or changes in the corporate structure of the Company). Officers, directors and other key employees of the Company or any subsidiary are eligible to receive awards under the 1999 Stock Incentive Plan. The option exercise price of all options which are granted under the 1999 Stock Incentive Plan must be at least equal to 100% of the fair market value of a share of Common Stock of the Company on the date of grant.

Retirement Income Plan

      In April 1985, the Company adopted its Retirement Income Plan (the "Plan"), a noncontributory plan, and as of September 15, 1988, froze benefit accruals resulting in a plan curtailment. Effective as of January 1, 2000, the Company reinstated the Plan to cover substantially all full-time, non-union United States employees of the Company and its subsidiaries. A participant in the Plan accumulates a balance in his or her retirement account by receiving:
(i) an annual retirement credit of 5% of gross wages paid during the year, but not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service; and (ii) an annual interest credit based upon the 30-year U. S. Treasury securities rate. The Company pays the entire cost of the Plan for its employees and funds such costs as they accrue.

      The estimated annual benefits payable under the Plan upon retirement (at the normal retirement age of 65) for Messrs. Rosenberg and Lukens are approximately $160,000 and $15,000, respectively. In accordance with the laws currently governing the Plan, the estimated annual benefit payable to Mr. Rosenberg is not expected to increase. Mr. Krausz is not a participant in the Plan.

Employment Contracts

      The Company has entered into employment agreements with Messrs. Krausz and Lukens. Mr. Krausz currently serves as President and Chief Executive Officer of the Bank for a term expiring on April 30, 2008, subject to three automatic one year extensions unless earlier terminated. His annual base salary is

$402,029 for the year ended April 30, 2006 and increases 5% annually thereafter. Mr. Krausz is also entitled to receive bonuses at the discretion of the Board of Directors.

      Mr. Lukens currently serves as the Senior Vice President and Chief Financial Officer of the Bank for a term expiring on June 30, 2006, subject to up to two automatic one year extensions unless earlier terminated. His annual salary is $165,000 and he may receive, as incentive compensation, an annual bonus as may be determined by the Board of Directors. Mr. Luken's agreement contains certain non compete provisions.

      Each of Mr. Krausz and Mr. Lukens is, in addition to salary, entitled to payment of certain business expenses and, under certain circumstances, entitled to receive their annual base salary for the remaining term of their respective agreements if their employment is terminated prior to the then current term. The employment agreements do not provide for special payments to be made to either Mr. Krausz or Mr. Lukens in the event of a change of control of the Company.

                        Report on Executive Compensation

      The Company does not have a compensation committee. Executive compensation, except compensation governed by the terms of an employment or such other agreement, has been determined by the independent directors and submitted for approval by the disinterested members of the Board.

      The Board of Directors has appointed a Stock Incentive Committee which makes grants under and administers the 1999 Stock Incentive Plan. The Committee will continue to make grants and administer the 1999 Stock Incentive Plan for the duration of the plan.

      Total compensation for executive officers consists of a combination of salaries and periodic stock option awards. The Board of Directors determines the compensation of the Company's executive officers, including the Chief Executive Officer, and oversees the administration of all executive compensation programs. In doing so, the Board of Directors periodically reviews trends in compensation practices. The executive compensation policy for the Company was reviewed and approved during 2005 as follows:

      Berkshire Bancorp Inc. offers executive compensation programs that align individuals' financial incentives with our strategic direction and corporate values. Our programs are designed to attract and retain key talent needed to manage our business and enhance stockholder value. Our executive compensation program includes cash, (base pay and short term incentive) and non-cash (equity based long term incentive) components. These programs aim to provide the

Company's executives with:

* base pay generally consistent with similarly situated executives in the industry,

* an opportunity for total cash to exceed average market compensation when exceptional individual and business performance is achieved, and

* equity to ensure alignment of individual performance with the Company's long term business objectives.

      Base Salary. The base salaries of the Company's executives, including the Chief Executive Officer, are determined taking into account the Board's understanding of similarly situated executives in the industry. The base salary of Mr. Krausz is provided for in his employment agreement and that of Mr. Lukens was determined based on his employment agreement.

      Short Term Incentives - Bonuses. Executive officers, including the Chief Executive Officer, are entitled to receive such annual bonuses as the Board of Directors may, in its discretion, determine to be appropriate under the circumstances, based upon, with respect to each fiscal year, the Company's results of operations and progress with respect to the achievement of its strategic goals, the executive officer's performance, and such other factors as the Board of Directors deems to be relevant. In general, qualitative factors, such as leadership in the Company's achievement of its goals, plays a greater role in the Board of Director's determination than quantitative factors.

      Long Term Incentives - Equity (Stock Options). Stock option awards under the Company's 1999 Stock Incentive Plan are intended to attract, motivate and retain senior management personnel by affording them an opportunity to receive additional compensation based upon the performance of the Company's common stock. No stock option awards were made during 2005.

          William L. Cohen
          Thomas V. Guarino
          Moses Marx
          Steven Rosenberg
          Randolph B. Stockwell

                          REPORT OF THE AUDIT COMMITTEE

      The Audit Committee (the "Audit Committee") of the Company is comprised of three independent directors and operates under a written charter adopted by the Board.

      The primary function of the Audit Committee is to provide advice with respect to the Company's financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, tax and legal compliance. The Audit Committee's primary duties and responsibilities are to:

      a. Periodically assess the integrity of the Company's financial reporting process and systems of internal control regarding accounting.

      b. Select the Company's outside auditors and periodically assess their independence and performance.

      c. Provide an avenue of communication among the Company's independent accountants, management and the Board of Directors.

      Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

      The Audit Committee held seven meetings during fiscal year 2005. During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and Grant Thornton LLP ("Grant Thornton"), its independent certified public accountants.

      The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2005 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee discussed with Grant Thornton matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      The Audit Committee received the written disclosures and conforming letter from Grant Thornton required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with Grant Thornton their independence from the Company. It considered the non-audit services provided by Grant Thornton and determined that the services provided are compatible with maintaining Grant Thornton's independence.

      Based on the Audit Committee's discussions with management and Grant Thornton LLP and the Audit Committee's review of the representations of management and the report of Grant Thornton LLP to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

                               THE AUDIT COMMITTEE
                        RANDOLPH B. STOCKWELL (Chairman)
                                WILLIAM L. COHEN
                                THOMAS V. GUARINO

                               PERFORMANCE GRAPH

      The following graph compares the cumulative total return on the Company's Common Stock with the cumulative total return of The Nasdaq Stock Market Bank Stocks Index and the Nasdaq Market Total Return Index for the five-year period ended December 31, 2005. The graph assumes that the value of the investment in the Company and the index was $100 on December 29, 2000 and assumes that all dividends were reinvested.

                RETURN TO SHAREHOLDERS OF BERKSHIRE BANCORP INC.

                         ---------------------------------------------------------------
                         12/29/00   12/31/01   12/31/02   12/31/03   12/31/04   12/30/05
----------------------------------------------------------------------------------------
Berkshire Bancorp Inc.   $ 100.00     95.38     115.56     168.27     206.93     172.69
----------------------------------------------------------------------------------------
NASDAQ Market
Bank Stock Index         $ 100.00    108.27     110.84     142.58     163.17     159.40
----------------------------------------------------------------------------------------
NASDAQ Market
Total Return Index       $ 100.00     79.32      54.84      81.99      89.22      91.12
----------------------------------------------------------------------------------------

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, the persons holding the accompanying proxy will vote in accordance with their judgment.

                    INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

      Grant Thornton LLP has audited and reported upon the financial statements of the Company for the fiscal year ended December 31, 2005. It is currently anticipated that Grant Thornton LLP will be selected by the Audit Committee of the Board of Directors to examine and report upon the financial statements of the Company for the fiscal year ending December 31, 2006. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

      The total fees paid to Grant Thornton for the last two fiscal years are as follows:

                                                                Fiscal Year Ended   Fiscal Year Ended
                                                                December 31, 2005   December 31, 2004
                                                               ------------------   -----------------

Audit Fees:                                                         $ 168,581           $ 208,167

Audit Related Fees: Professional services rendered                  $  26,959           $  16,250

for employee benefit plan audits, accounting assistance in connection with acquisitions and consultations related to financial accounting and reporting standards

Tax Fees: Tax consulting, preparation of returns                    $  57,160           $ 55,070

All Other Fees: Professional services rendered for corporate        $      --           $  3,400
support

      The Audit Committee has established its pre-approval policies and procedures, pursuant to which the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP in 2005. Consistent with the Audit Committee's responsibility for engaging the Company's independent auditors, all audit and permitted non-audit services require pre-approval by the Audit Committee. The full Audit Committee approves proposed services and fee estimates for these services. The Audit Committee chairperson has been designated by the Audit Committee to approve any audit and permissible non-audit services arising during the year that were not pre-approved by the Audit Committee and services that were pre-approved. Services approved by the Audit Committee chairperson are communicated to the full Audit Committee at its next regular quarterly meeting and the Audit Committee reviews services and fees for the fiscal year at each such meeting. Pursuant to these procedures, the Audit Committee approved the foregoing audit and permissible non-audit services provided by Grant Thornton LLP.

                       SUBMISSION OF STOCKHOLDER PROPOSALS

      A stockholder proposal that complies with all of the applicable requirements under Rule 14a-8 of the Securities Exchange Act of 1934 and any other applicable regulation or statute must be received by the Company on or prior to December 11, 2006 at the address of the Company set forth on the first page of this Proxy Statement in order to be eligible for inclusion in the Company's proxy statement for the 2007 Annual Meeting of Stockholders. Any such proposal should be directed to the Secretary or Assistant Secretary of the Company.

      In accordance with Rules 14a-4(c) and 14a-5(e) promulgated under the Exchange Act, the Company hereby notifies its stockholders that it did not receive notice of any proposed matter to be submitted for stockholder vote at the Annual Meeting and, therefore, any proxies received in respect of the Annual Meeting will be voted in the discretion of the Company's management on any other matters which may properly come before the Annual Meeting. The Company further notifies its stockholders that if the Company does not receive notice by February 26, 2007 of a proposed matter to be submitted by a stockholder for stockholders vote at the 2007 Annual Meeting of Stockholders, then any proxies held by persons designated as proxies by the Company's Board of Directors in respect of such Annual Meeting may be voted at the discretion of such persons on such matter if it shall properly come before such Annual Meeting.

                                         By Order of the Board of Directors

                                         Emanuel J. Adler
                                         Secretary

Dated: April 10, 2006

                                                                      Appendix 1

                             BERKSHIRE BANCORP INC.
                                  160 Broadway
                            New York, New York 10038

        PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 17, 2006
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Steven Rosenberg and Emanuel Adler, and each of them, as proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of Berkshire Bancorp Inc. on Wednesday, May 17, 2006, at 405 Lexington Avenue, New York, New York, or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to vote if personally present, upon the following matters:

1.    ELECTION OF DIRECTORS:

      [ ]   FOR all nominees listed below      [ ]   WITHHOLD AUTHORITY
            (except as marked to the                 to vote for all nominees
            contrary below).                         listed below.

 William L. Cohen, Thomas V. Guarino, Moses Marx, Steven Rosenberg and Randolph
                                  B. Stockwell

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.)

--------------------------------------------------------------------------------

      The Board of Directors recommends a vote "FOR" all nominees listed above.

2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

      THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN ABOVE. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" ALL BOARD NOMINEES LISTED IN PROPOSAL 1.

      DATED:                     , 2006   Please sign exactly as name appears
             --------------------         hereon. When shares are held by joint
                                          tenants, both should sign. When
                                          signing as attorney, executor,
                                          administrator, trustee or guardian,
                                          please give full title as such. If a
                                          corporation, please sign in full
                                          corporate name by President or other
                                          authorized officer. If a partnership,
                                          please sign in partnership name by
                                          authorized person.

                                            ------------------------------------
                                                  Signature

                                            ------------------------------------
                                               Signature if held jointly

 Please mark, sign, date and return this proxy card promptly using the enclosed envelope.